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                                                                   Exhibit 24A

                  Consent of Independent Public Accountants
                  -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 19, 1993 (except with respect to the matters discussed in Note 24 to the Financial Statements as to which the date is October 25, 1993) in Riggs National Corporation's Form 10-K for the year ended December 31, 1992, as filed in Amendment No. 4 on Form 10-KA dated October 26, 1993, and to all references to our Firm included in this registration statement.


Washington, D.C.,
February 25, 1994                       Arthur Andersen & Co.

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ERNST & YOUNG




                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus of Riggs National Corporation pertaining to the Riggs National Corporation 1993 Employees' Savings Plan of our report with respect to the financial statements of Riggs AP Bank Limited (not separately included therein) dated March 2, 1993 except for Note 19 - Subsequent Events:
Regulatory and Other Developments Relating to Riggs National Corporation as to which the date is October 25, 1993, included in Amendment No. 4 to the Annual Report (Form 10-K) of Riggs National Corporation for the year ended December 31, 1992, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young

                                                ERNST & YOUNG
                                                Chartered Accountants

London, England

February 25, 1994